As filed with the Securities and Exchange Commission on December 2, 1998
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            -------------------------

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

        DELAWARE                                       84-1339282
    (STATE OR OTHER                                    (I.R.S. EMPLOYER
    JURISDICTION OF                                    IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)

                      555 SEVENTEENTH STREET, SEVENTH FLOOR
                             DENVER, COLORADO 80202
                                 (303) 992-1400
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    QWEST COMMUNICATIONS 401(k) SAVINGS PLAN
                              (Full title of plan)
                               ------------------

  (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE FOR THE REGISTRANT)

                               ROBERT S. WOODRUFF
                        EXECUTIVE VICE PRESIDENT--FINANCE
                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                      555 SEVENTEENTH STREET, SEVENTH FLOOR
                             DENVER, COLORADO 80202
                                 (303) 992-1400

                                    COPY TO:
                           THOMAS A. RICHARDSON, ESQ.,
                            HOLME ROBERTS & OWEN LLP
                         1700 LINCOLN STREET, SUITE 4100
                             DENVER, COLORADO 80203
                                 (303) 861-7000
                           ---------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                                          PROPOSED
                                           PROPOSED       MAXIMUM
TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM        AGGREGATE     AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE    OFFERING  REGISTRATION
       REGISTERED        REGISTERED       PER UNIT(1)      PRICE(1)         FEE
-------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (2)      250,000 shares    $41.06      $10,265,625.00   $2,853.84

-------------
(1) Calculated pursuant to Rule 457(h).
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Qwest Communications 401(k) Savings Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents filed by Qwest Communications International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

       (a) The Company's annual report on Form 10-K for the year ended December 31, 1997.

       (b) The Company's quarterly reports on Form 10-Q, as amended, for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998.

       (c) The Company's current reports on Form 8-K filed on January 12, 1998, January 29, 1998, March 9, 1998, March 20, 1998, March 27, 1998, April 3, 1998,
April 21, 1998, June 12, 1998, as amended on October 13, 1998, July 8, 1998, as amended on July 10, 1998, September 16, 1998, October 29, 1998, November 19, 1998, and November 25, 1998.

       (d) The description of Common Stock of the Company is incorporated by reference to the Company's registration statement filed with the Commission on Form S-4/A (Registration No. 333-49915) filed under the Securities Act of 1993 on May 13, 1998.

       All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

4. DESCRIPTION OF SECURITIES.

     Not applicable.

5.   INTERESTS OF NAMED EXPERTS.

     Not applicable.

6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such officer's or director's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for
(i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

     The Certificate of Incorporation and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law, except that the By-laws provide that the Company is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. In addition, the Company maintains insurance policies which provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

8.   EXHIBITS.

5.1   Legality Opinion of Holme Roberts & Owen LLP
23.1  Consent of KPMG Peat Marwick LLP
23.2  Consent of Holme  Roberts & Owen LLP is included in Exhibit 5.1
24.1  Power of Attorney. See the signature page hereof.

         The undersigned registrant hereby undertakes that the registrant will submit the Qwest Communications 401(k) Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Qwest Communications 401(k) Savings Plan.

9. UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on December 1 , 1998.


                         Qwest Communications International Inc.


                         By: /s/ Robert S. Woodruff
                             Robert S. Woodruff
                             Executive Vice President - Finance

         We, the undersigned officers and directors of Qwest Communications International Inc. hereby severally constitute and appoint Joseph P. Nacchio and Robert S. Woodruff, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                          DATE and TITLE(S)


/s/ Philip F. Anschutz                           November  24 , 1998
Philip F. Anschutz...............................Chairman of the Board; Director

/s/ Joseph P. Nacchio                            November  24 , 1998
---------------------------------
Joseph P. Nacchio................................Director; President; and Chief
                                                 Executive Officer

/s/ Robert S. Woodruff                           November  24  1998
---------------------------------
Robert S. Woodruff...............................Director; Executive Vice
                                                 President-Finance; Chief
                                                 Financial Officer; Principal
                                                 Accounting Officer

/s/ Jordan L. Haines                             November  24 , 1998
---------------------------------
Jordan L. Haines.................................Director

/s/ Cannon Y. Harvey                             November  24 , 1998
--------------------------------
Cannon Y. Harvey.................................Director

/s/ Douglas M. Karp                              November  24 , 1998
--------------------------------
Douglas M. Karp..................................Director

/s/ Vinod Khosla                                 November  24 , 1998
--------------------------------
Vinod Khosla.....................................Director

/s/ Richard T. Liebhaber                         November  24  1998
--------------------------------
Richard T. Liebhaber.............................Director

                                                 November ____, 1998
Douglas L. Polson................................Director

                                                 November ____, 1998
Craig D. Slater..................................Director

                                                 November ____, 1998
W. Thomas Stephens...............................Director

                                                 November ____, 1998
H. Brian Thompson................................Director

/s/ Roy A. Wilkens                               November  24 , 1998
--------------------------------
Roy A. Wilkens...................................Director

         Pursuant to the requirements of the Securities Act of 1933, the administrator of the Qwest Communications 401(k) Savings Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on November 24 , 1998.


Qwest Communications 401(k) Savings Plan

By:  Plan Administrative Committee


By:  /s/ Barbara Brannen
         Name:  Barbara Brannen
         Title:  Member

                                                     EXHIBIT INDEX

Exhibit
Number                     Description

5.1      Legality Opinion of Holme Roberts & Owen LLP

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Holme Roberts & Owen LLP is included in Exhibit 5.1

24.1     Power of Attorney. See the signature page hereof.
                                        8